Exhibit 10.10

                              RETIREMENT AGREEMENT

              THIS RETIREMENT AGREEMENT, dated as of December 31, 2005 (the "Agreement"), by and between BE Aerospace, Inc., a Delaware corporation (the "Company") and Robert J. Khoury (the "Executive").

              WHEREAS, the Company and the Executive are parties to a certain Employment Agreement, dated as of August 1, 2005 (the "Employment Agreement");

              WHEREAS, the Company and the Executive have agreed to the Executive's retirement as an employee and an officer of the Company; and

              WHEREAS, except as otherwise set forth herein, the parties intend that this Agreement shall set forth the terms of the Executive's retirement and that this Agreement shall supersede all prior agreements between the parties regarding the subject matter contained herein, including the Employment Agreement.

              NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth in this Agreement, the parties hereto hereby agree as follows:

              1. Retirement. (a) Except as set forth in Section 1(b) below, the Executive hereby retires from his position as President and Chief Executive Officer of the Company, and from all other positions, offices and directorships with the Company and any of its subsidiaries (collectively, the "Company Group"), effective as of December 31, 2005 (the "Effective Date").

              (b) Following the Effective Date, the Executive will remain a member of the Board of Directors of the Company (the "Board") for the remainder of his current term. The Company shall nominate the Executive as a director for at least one additional term thereafter. For so long as the Executive continues to serve on the Board and he is not an employee of the Company, the Executive shall be entitled to all compensation and benefits afforded to "non-employees directors."

              2. Severance Payments and Benefits. In consideration of the covenants set forth herein and the waiver and release of claims set forth below, and provided that the Executive does not revoke this Agreement during the Revocation Period (as defined in Section 6 below), the Company shall provide the Executive with the following severance payments and benefits:

              (a) Severance Payments. The Company shall pay the Executive a lump sum cash payment equal to $ 792,500, which shall be payable on the first business day following the six-month anniversary of the Effective Date, or as soon as administratively practicable thereafter (the "Payment Date").

              (b) Retirement Payments. The Executive acknowledges that the Company has deposited to the Executive's Retirement Trust a pre-tax lump-sum amount of $198,124.99 (the "Final Deposit"), which represents his remaining unfunded Retirement Compensation under Section 7.6 of the Employment Agreement. Within thirteen (13) business days following the Final Deposit, all funds in the Executive's Retirement Trust will be transferred to the Executive in a lump sum amount in accordance with the terms and conditions of the trust agreement.



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              (c) Treatment of Stock Options. All stock options previously granted or awarded to the Executive under any stock options plan of the Company, including, without limitation, the Amended and Restated 1989 Stock Option Plan, the 1996 Stock Option Plan and the 2001 Stock Option Plan (together with the individual grant documents, the "Stock Option Plans") shall, to the extent vested as of the Effective Date, remain exercisable in accordance with, the terms of the applicable Stock Option Plan, through their stated expiration dates. Attached hereto as Exhibit A, is a list of the Executive's outstanding stock options as of the Effective Date and their stated expiration dates.

              (d) Continuation of Health Insurance. The Executive and his spouse, for as long as they each may live, shall be entitled to all medical, dental and health benefits available from time to time to the Company's executive officers and their spouses, respectively, and the Executive and his spouse, for as long as they each may live, shall be entitled to the benefits available under the Company's executive medical reimbursement plan in effect as of March 1, 2001.

              (e) Accrued Amounts. Within ten (10) business days following the expiration of the Revocation Period, the Company shall pay the Executive a lump sum cash payment in an amount equal to (i) all accrued but unpaid compensation as of the Effective Date and (ii) all accrued and unpaid bonuses the Executive was awarded as of the Effective Date.

              (f) 2005 Bonus. The Executive shall be entitled to a bonus with respect to calendar year 2005 in an amount determined by the Company in accordance with policies applicable to executive bonuses generally. Such amount shall be paid to the Executive on the date bonuses are generally paid to executives of the Company and in any event not later than March 15, 2006.

              (g) Continued Indemnification. The Executive shall continue to be indemnified to the fullest extent permitted under applicable laws, rules and regulations and the corporate governance documents of the Company and any other member of the Company Group in accordance with their terms. The Company agrees that for purposes of this Section 2(g) it (or any member of the Company Group, as the case may be) shall interpret and/or apply any provision of applicable law or any corporate governance document relating to indemnification (including advancement of expenses) with respect to the Executive in a manner consistent with how such provisions are interpreted and applied by the Company (or the relevant member of the Company Group) to then active senior officers of the Company or of the relevant member of the Company Group. The Executive shall continue to be covered under the Company's directors' and officers' liability insurance policies in effect from time to time to the same extent he would have been covered if he were employed when a claim is made. The Executive agrees to promptly notify the Company of any claims made against the Executive in his capacity as a former officer/employee of the Company or any other member of the Company Group.

              (h) Certain Additional Payments by the Company. Section 7.8 of the Employment Agreement is hereby incorporated into this Retirement Agreement by reference as if its provisions were set forth herein in full.



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

              (i) Vested Benefits. The Executive shall be entitled to any vested benefits under all employee benefit, pension, profit sharing, insurance and other plans and otherwise payable in accordance with the terms and conditions of such plans.

              3. Proprietary Rights and Cooperation.

              (a) Proprietary Rights. Sections 6.1, 6.2, 6.3 and 6.6 of the Employment Agreement are hereby incorporated into this Retirement Agreement by reference as if their provisions were set forth herein in full.

              (b) Cooperation. From and after the Effective Date, the Executive shall cooperate in all reasonable respects with the Company Group and their respective directors, officers, attorneys and experts in connection with the conduct of any action, proceeding, investigation or litigation involving the Company Group, including any such action, proceeding, investigation or litigation in which the Executive is called to testify.

              4. Releases.

              (a) General Release by Executive. In consideration of the payments and benefits provided to the Executive under this Agreement and after consultation with counsel, the Executive, and each of the Executive's respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the "Releasors") hereby irrevocably and unconditionally release and forever discharge the Company Group and each of their respective officers, employees, directors, shareholders and agents from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, "Claims"), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, arising out of (i) the Executive's employment relationship with and service as an employee or officer of the Company Group, and the termination of such relationship or service, or (ii) the Employment Agreement; provided, however, that the release set forth in this Section 4(a) shall not apply to (i) the obligations of the Company under this Agreement and (ii) any indemnification rights the Executive may have in accordance with the governance instruments of any member of the Company Group or under any director and officer liability insurance maintained by any member of the Company Group with respect to liabilities arising as a result of the Executive's service as an officer, director or employee of any member of the Company Group. The Releasors further agree that the payments and benefits described in this Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether express or implied, that the Releasors may have against the Company Group arising out of the Executive's employment relationship or the Executive's service as an employee and officer of the Company Group and the termination thereof.

              (b) Specific Release of ADEA Claims by Executive. In further consideration of the payments and benefits provided to the Executive under this Agreement, the Releasors hereby unconditionally release and forever discharge the Company Group, and each of their respective officers, employees, directors, shareholders and agents from any and all Claims that the Releasors may have as of the date the Executive signs this Agreement, arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules



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

and regulations promulgated thereunder ("ADEA"). By signing this Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Company in connection with his retirement to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive release of claims arising under ADEA and, the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; (iii) the Executive is providing the release and discharge set forth in this Section 4(b) only in exchange for consideration in addition to anything of value to which the Executive is already entitled; and (iv) that the Executive knowingly and voluntarily accepts the terms of this Agreement.

              (c) Release by the Company. The Company, on behalf of itself and the Company Group, in exchange for the consideration embodied in this Agreement, hereby unconditionally and irrevocably waives, releases, and forever discharges the Executive from all Claims which the Company Group may have or in the future may possess against the Executive arising out of the Executive's employment relationship with and service as an employee, officer or director of the Company and its subsidiaries and affiliates, and the termination of such relationship or service; provided, however, that the Company Group does not waive any rights under this Agreement.

              (d) No Assignment. The Executive and the Company each represent and warrant that they have not assigned any of the Claims being released under this Section 4.

              (e) Claims. The Executive and the Company each agree that they have not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit, or administrative agency proceeding, or action at law or otherwise against any member of the Company Group or any of their respective officers, employees, directors, shareholders or agents, with respect to the matters being released.

              5. Miscellaneous.

              (a) Entire Agreement. This Agreement, including the provisions incorporated herein, sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any express or implied, written or oral, prior agreement, plan or arrangement with respect to the terms of the Executive's employment and the termination thereof which the Executive may have had with the Company Group (including, without limitation, the Employment Agreement), but excluding the Stock Option Plans and any of the plans referenced in Sections 2(d) or 2(i) of this Agreement. Except as set forth in Section 5(b), this Agreement may only be amended only by a written document signed by the parties hereto.

              (b) Section 409A.

              (i) Notwithstanding any provision of this Agreement or any plan, program, agreement or arrangement to the contrary, payment of any compensation to the Executive under any plan, program, agreement or arrangement shall not be made until the


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         Payment Date. The provisions of this Section 5(b)(i) shall only apply if required to comply with Section 409A of the Code.

              (ii) If any provision of this Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code, or if any tax is imposed under such Section 409A on any payment to be received by the Executive hereunder, this Agreement or any provision hereof may be reformed by the Executive, subject to the consent of the Company which consent shall not be unreasonably withheld, to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of
         Section 409A of the Code. The Executive agrees in good faith to consider any such reformation proposed by the Company.

              (iii) The provisions of Section 2(h) of this Agreement, mutatis mutandis, shall apply to any imposition of taxes on Executive under
         Section 409A of the Code so that Executive shall be fully grossed up for the amount of, and shall not be adversely affected by, such taxes.

              (c) Withholding Taxes. Any payments made or benefits provided to the Executive under this Agreement shall be reduced by any applicable withholding taxes.

              (d) Legal Fees. In the event of a dispute between the parties with respect to any payments due hereunder in connection with a Change of Control, the Company will pay the costs of any legal fees and related expenses incurred in connection with such dispute. Such costs and expenses shall be advanced to Executive currently as reasonably required to continue such action or proceeding.

              (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof.

              (f) Waiver. The failure of any party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by any party hereto of any breach or default by another party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

              (g) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

              (h) Notices. Any notices required or made pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, as follows:



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

              if to Executive, to him at:

              Robert J. Khoury
              992 Genius Drive
              Winter Park, FL 32789

              if to the Company, to it at:

              BE Aerospace, Inc.
              1400 Corporate Center Drive
              Wellington, Florida 33414
              Attention:  General Counsel

              With a copy to Shearman & Sterling, LLP at:
              599 Lexington Avenue
              New York, NY 10022
              Attention: John J. Cannon III, Esq.

or to such other address as either party may furnish to the other in writing in accordance with this Section 5(h). Notices of change of address shall be effective only upon receipt.

              (i) Descriptive Headings. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

              (j) Counterparts. This Agreement may be executed in one or more counterparts, which, together, shall constitute one and the same agreement.

              (k) Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be enforceable by the Executive and the Company and their respective successors and assigns.

              6. Revocation. This Agreement may be revoked by the Executive within the seven (7)-day period commencing on the date the Executive signs this Agreement (the "Revocation Period"). In the event of any such revocation by the Executive, all obligations of the parties under this Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by the Executive shall be effective unless it is in writing, signed by the Executive and received by the Company prior to the expiration of the Revocation Period.

              7. Effective Date of Agreement. This Agreement shall not become effective until the day following the last day of the Revocation Period.



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              IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first set forth above and the Executive has executed this Agreement as of the date set forth below (or, if the Executive does not include a date under the Executive's signature line, the date set forth shall be the date this Agreement, signed by the Executive, is received by the Company).

                                          BE AEROSPACE, INC.



                                          By:   /s/ Thomas P. McCaffrey
                                             ---------------------------------
                                          Name:  Thomas P. McCaffrey
                                          Title: Chief Financial Officer



THE EXECUTIVE HEREBY ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS AGREEMENT, THAT THE EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT THE EXECUTIVE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF HIS OWN FREE WILL.



ACCEPTED AND AGREED:



/s/ Robert J. Khoury
--------------------------------------------
Robert J. Khoury

Date:   December 31, 2005
     ---------------------------------------


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                                                                       Exhibit A



                      Executive's Outstanding Stock Options

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       Number of Stock Options      Exercise Price          Expiration Date

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               90,000                    $4.433                09/25/2012

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              155,000                    $6.590                01/26/2014

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               75,000                    $5.590                02/02/2014

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               65,000                   $10.420                11/24/2014

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